For period ending September 30, 1996                       Attachment 77C
File Number 811-2802

                          PaineWebber Cashfund, Inc.

A special meeting of shareholders was held on May 1, 1996, at which the following proposals were approved: Approval of the proposed changes to the Fund s fundamental investment restrictions and policies:

                                Shares         Shares            Shares
                                For Voted     Voted Against      Abstain

1.Modification of
Fundamental Restriction
on Portfolio Diversification
for Diversified Funds:         2,250,372,446    47,556,191      283,571,192


2.Modification of
Fundamental Restriction
on Concentration:              2,250,613,047    47,315,590      283,571,192


3.Modification ofFundamental
Restriction on Senior
Securities and Borrowing:      2,247,360,842    50,567,796      283,571,192


4.Modification of Fundamental
Restriction on Making Loans:   2,249,295,856    48,632,782      283,571,192


5.Modification of Fundamental
Restriction on Underwriting
Securities:                    2,249,950,360    47,978,277      283,571,192


6.Modification of Fundamental
Restriction on Real Estate
Investments:                   2,249,990,501    47,938,137      283,571,192


7.Modification of Fundamental
Restriction on Investing
in Commodities:                2,246,943,133    50,985,505      283,571,192


8.Elimination of Fundamental
Restriction on Margin
Transactions:                  2,247,189,044    50,739,593      283,571,192


9.Elimination of Fundamental
Restriction on Short Sales:    2,247,847,297    50,081,340      283,571,192


10.Elimination of Fundamental
Restriction on Investments
in Oil, Gas and Mineral
Leases and Programs:           2,248,274,447    49,654,191      283,571,192


11.Elimination of Fundamental
Restriction on Investments in
Other Investment Companies:    2,249,973,660    47,954,978      283,571,192


12.Elimination of Fundamental
Restriction Relating to Purchases
of Certain Types of Securities: 2,249,710,493   48,218,145      283,571,192


To vote for or against the approval of Amended and Restated Articles of
Incorporation:
                        Shares          Shares               Shares
                        For Voted       Voted Against        Abstain

                        2,219,774,619     58,639,075       303,086,138


Approval of Changes to
Bylaws:

                        Shares          Shares               Shares
                        For Voted       Voted Against        Abstain

                       2,236,512,625      43,142,614        301,844,592


(Broker non-votes and abstentions are included within the Shares Abstain totals.)

     In addition to the items noted above, the Fund s shareholders (i) elected board members and (ii) ratified the selection of independent auditors. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action on these two proposals since there were no solicitations in opposition to the registrant s nominees and all of the nominees were elected.

     A more complete description of each of the proposals referred to above is hereby incorporated by reference to the Fund s proxy materials relating to the Special Meeting of Shareholders dated February 28, 1996. These Schedule 14A materials were filed with the Securities and Exchange Commission via EDGAR on February 28, 1996; the accession code number was 0000889812-96-000186.

For period ending September 30, 1996                       Attachment 77D

File Number 811-2802


                         PaineWebber Cashfund, Inc.


     On September 19, 1996, the Fund s board approved an amendment to its non-fundamental investment policies to permit investment by the Fund in First Tier securities (as defined in Rule 2a-7 under the Investment Company Act of 1940) of foreign issuers.

For period ending September 30, 1996                      Attachment 77Q1

File Number 811-2802


                         PAINEWEBBER CASHFUND, INC.

                CERTIFICATE OF VICE PRESIDENT AND SECRETARY
                                     OF
                           AMENDMENTS TO BY-LAWS


     I, Dianne E. O'Donnell, Vice President and Secretary of PaineWebber Cashfund, Inc.("Corporation"), hereby certify that the By-Laws of the Corporation were amended as set forth below by the shareholders of the Corporation on May 1, 1996:

  ARTICLES XII (Miscellaneous) and XIII (Investment Policies) of the By-Laws are deleted in their entirety.

  ARTICLE XI (Amendments) of the By-Laws is amended by deleting Section
  11.02 in its entirety and revising Section 11.01 to read as follows:

    All By-Laws of the Corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by affirmative vote of a majority of either:

     (A) The holders of record of the outstanding shares of the Corporation entitled to vote, at any annual or special meeting, the notice and waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or

     (B)  the directors, at any regular or special meeting.



Dated:  July 26, 1996                   By:  /s/ Dianne E. O'Donnell
                                        Dianne E. O'Donnell
                                        Vice President and Secretary
                                        PaineWebber Cashfund, Inc.